DATED NOVEMBER 29, 2005

                        (1)   NEWGEN TECHNOLOGIES INC

                        (2)   AG GLOBAL PARTNERS LIMITED

                        (3)   NEWGEN FUEL TECHNOLOGIES LIMITED

                 ----------------------------------------------

                             JOINT VENTURE AGREEMENT

                 ----------------------------------------------

                                TABLE OF CONTENTS

Clause   Headings                                                           Page

1.       DEFINITIONS AND INTERPRETATION........................................1

2.       SUBSCRIPTION AND PURCHASE OF SHARES...................................5

3.       THE BUSINESS..........................................................6

4.       THE TERRITORIES.......................................................7

5.       GENERAL UNDERTAKINGS..................................................8

6.       BUDGETS AND ACCOUNTS.................................................15

7.       STRATEGIC CONSULTATION...............................................18

8.       TECHNICAL SUPPORT....................................................18

9.       FUNDING OF THE COMPANY...............................................18

10.      ALLOCATIONS AND DISTRIBUTIONS........................................18

11.      PROTECTION OF THE BUSINESS...........................................19

12.      REPRESENTATIONS AND WARRANTIES ......................................20

13.      DEFAULT .............................................................21

14.      TERMINATION .........................................................22

15.      COSTS AND EXPENSES...................................................22

16.      CONFIDENTIALITY AND ANNOUNCEMENTS....................................22

17.      MISCELLANEOUS PROVISIONS.............................................24

18.      GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS...................26

SCHEDULE 1   Shareholders
SCHEDULE 2   Initial Budget

AGREED DRAFTS
Agreed Draft 'A' New Articles
Agreed Draft 'B' Completion Board Minutes
Agreed Draft 'C' Technology License
Agreed Draft 'D' Non-Executive Director Service Agreement
Agreed Draft 'E' Managing Director Service Agreement
Agreed Draft 'F' Executive Director Service Agreement
Agreed Draft 'G' Short-term Loan Agreement

THIS AGREEMENT is made November 29, 2005

BETWEEN:

1. NEWGEN TECHNOLOGIES INC. ("NewGen") a Nevada corporation having its principal place of business at 6000 Fairview Ave., Charlotte, NC 28210, USA;

2. AG GLOBAL PARTNERS LIMITED having its principal place of business at Elan House, 5-11 Fetter Lane, London EC4A 1QD, England ("AG Partners")

3. NEWGEN FUEL TECHNOLOGIES LIMITED ("Company") having its principal place of business at c/o KSB Law, Elan House, 11-15 Fetter Lane, London, EC4A 1QD, England .

WHEREAS:

(A) The Company was incorporated in England on 17 November, 2005, under the Companies Act 1985 with registered number 5626514 and is a private company limited by shares.

(B)   The Company has not traded and has no liabilities.

(C) The authorised share capital of the Company is (pound)100 divided into 1000 shares of (pound)0.10 each, 500 of which shares are in issue, fully paid, and no person has any right to call for the issue or allotment of any shares or other securities in the Company.

(D) Immediately prior to completion of this Agreement Mr G. Dawson and Mr A. Greystoke were the only directors of the Company and Mr A. Greystoke was its Secretary.

(E) NewGen wishes to acquire 500 Shares in the Company for the purpose of carrying on in joint venture the business of exploiting certain NewGen technology in the field of conventional and biofuel blends, and the sale and distribution of such products.

(F) NewGen has accordingly agreed to subscribe for Shares in the Company and the Shareholders and the Company have agreed to make provision for the management and administration of its affairs on the terms and conditions set out in this Agreement.

IT IS AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1   Definitions

      In this Agreement, the following words and expressions shall have the following meanings:

      "Act" means the Companies Act 1985 (as amended by the Companies Act 1989);

      "Agreed Accounting Practices and Policies" means those accounting practices and policies which comply with Generally Accepted Accounting Principles in the United States (US GAAP) and International Financial Reporting Standards (IFRS), which are to be applied in the preparation of the Company's accounts, as such may be amended from time to time in accordance with this Agreement;

      "Agreed Draft" means a draft in a form agreed between the parties bearing an identifying letter and initialled by the parties for the purpose of identification;

      "Article" means a reference to a regulation set out in the New Articles;

      "Auditors" means the Company auditors as appointed by Newgen in accordance with this Agreement;

      "Budget" means, in respect of a financial year, the budget prepared by the Company and furnished pursuant to Clause 6, and reference to an "approved" Budget is, for any financial year, a reference to such Budget as approved by the Shareholders pursuant to that Clause;

      "Business" means the business, as defined in Sub-Clause 3.1, to be carried on by the Company (including through one or more Subsidiaries) in accordance with the provisions of this Agreement;

      "Business Day" means a day (excluding Saturdays) on which banks are open for business in the City of London;

      "Completion" means the completion of the subscription to Shares pursuant to Clause 2 and the due compliance with the obligations in Clause 2;

      "Connected Person" means any person with which any relevant person is connected (as determined in accordance with the provisions of Section 839 of the Income and Corporation Taxes Act 1988);

      "Director" means a director of the Company appointed pursuant to Article 5 of the New Articles;

      "Encumbrance" means any mortgage, pledge, lien, charge, assignment, hypothecation, or other agreement or arrangement which has the same or a similar effect to the granting of security;

      "Financial Year" means each period for which the Company is required to produce accounts in accordance with the Act;

      "Hazardous Material" means any pollutant, contaminant, toxic substance, hazardous waste, hazardous substance, chemical substance or mixture, pesticide, pollutant, contaminant, toxic chemical, petroleum product or byproduct, asbestos, polychlorinated biphenyl, noise or radiation or any other as defined in or pursuant to any law, regulation, rule or ordinance applicable to the Company or any of its Subsidiaries, whether existing as of the Completion, previously in force, or subsequently enacted.

      "Intellectual Property" means patents and applications, registered designs, unregistered design rights, copyrights, logos, rights in trade marks and service marks whether registered or not, goodwill and rights in confidential information and know-how and any associated or similar rights in any part of the world (including, in all cases, applications and rights to apply therefor);

      "License Agreement" means the agreement between NewGen and the Company in the form of the Agreed Draft pursuant to which NewGen will licence certain proprietary technology to the Company for use and exploitation in connection with the Company's conduct of the Business in the Territories.

      "Material Adverse Effect" means, with respect to any Person, any material adverse change in the business, operations, assets (including levels of working capital and components thereof), condition (financial or otherwise), prospects, operating results, Liabilities or relations with material customers, material suppliers or key employees of such Person or any material casualty loss or damage to the assets of such Person, whether or not covered by insurance.

      "New Articles" means the Articles of Association to be adopted by the Company at Completion in the form of Agreed Draft "A";

      "Permit" means all permits, licenses, authorizations, registrations, franchises, approvals, certificates, variances and similar rights obtained, or required to be obtained, from any Person.

      "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      "Proceeding" means any claim, action, suit, proceeding, arbitration, complaint, charge, hearing, inquiry or investigation (including a tax audit), whether administrative or in mediation or arbitration, before or by any person.

      "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, or on, into, under or from the soil, surface water, ground water or property.

      "Requisite Regulatory Approvals" means all Permits, approvals, filings, consents and waivers required to be obtained from or made with any Person, and all waiting periods required to expire, before the consummation of the transactions contemplated by this Agreement, as applicable, under all applicable laws of any jurisdiction, domestic or foreign, having jurisdiction over the transactions contemplated by this Agreement.

      "Resolutions" means the resolutions of the Company in the form of Agreed Draft "B" to be passed at an extraordinary general meeting of the Company in accordance with Sub-Clause 2.1.

      "Sale of the Company" means (i) a sale of the Company (or any Subsidiary) or substantially all of its (or their) shares of capital stock or assets or otherwise, whether by way of merger, consolidation, recapitalization, sale of stock or assets, or otherwise, or (ii) any transaction where the Shareholders holding outstanding Shares representing all of the voting rights of the Company prior to such transaction shall, immediately following such transaction, hold securities representing less than 50% of such voting rights.

      "Shareholder" means each person or entity listed in Schedule 1;

      "Shares" means, collectively, the 1000 shares of (pound)0.10 each in the capital of the Company, including the 500 shares currently held by AG Partners and the 500 shares of (pound)0.10 each in the capital of the Company to be subscribed for pursuant to this Agreement and any further shares in the capital of the Company issued by the Company from time to time during the currency, and pursuant to the terms and conditions, of this Agreement;

      "Short Term Loan Agreement" means the agreement in the form of the Agreed Draft to be entered into between NewGen and the Company for the provision of short term finance by NewGen to the Company;

      "Subsidiary" of any Person means any corporation, association, partnership, limited liability company, joint venture vehicle or other business entity, whether now existing or hereafter formed or created, of which more than 20% of the total voting power of equity interests (including membership and partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by: (1) such Person, (2) such Person and one or more Subsidiaries of such Person, or (3) one or more Subsidiaries of such Person; and

      "Territories" means those countries and geographic areas specified in Clause 4.1.

      Interpretation

      In this Agreement, save where the context otherwise requires:

1.1.1 The singular includes the plural and vice versa and reference to any gender includes a reference to all other genders;

1.1.2 Headings and the use of bold typeface shall be ignored;

1.1.3 References to any enactment shall include references to such enactment as it may, after the date of this Agreement, from time to time be amended, supplemented or re-enacted;

1.1.4 A reference to a Clause, Sub-Clause, Paragraph, Sub-Paragraph or Schedule is, unless indicated to the contrary, a reference to a Clause, Sub-Clause, Paragraph or Schedule of this Agreement;

1.1.5 A reference to a balance sheet or profit and loss account includes a reference to any note forming part of it;

1.1.6 Unless otherwise expressly provided, expressions defined in the Companies Act have the meanings there given to them;

1.1.7 A reference to a person includes a reference to a firm, a body corporate, an unincorporated association or to a person's executors or administrators;

1.1.8 A reference to a "party" is to a party to this Agreement for the time being and a reference to the "parties" is, unless otherwise stated to the contrary, a reference to all parties to this Agreement for the time being; and

1.1.9 References to writing shall include any modes of reproducing words in a legible and non-transitory form.

2.    SUBSCRIPTION AND PURCHASE OF SHARES

2.1   Subscriptions

      NewGen shall subscribe for 500 Shares for cash at par.

2.2   Allotment, Issue and Transfer

      The Shares to be allotted and issued in accordance with Sub-Clause 2.1 shall be allotted and issued fully paid at Completion free from all Encumbrances and with all the rights attaching to them pursuant to the New Articles.

2.3   Waiver of Pre-Emption

      The Shareholders and the Company hereby waive any rights or restrictions which may exist in the New Articles or otherwise which might prevent the allotment of the Shares to NewGen pursuant to Sub-Clause 2.1.

2.4   Application

      By signing and exchanging this Agreement NewGen:

      2.4.1 applies for and accepts with effect from Completion the Shares subscribed for by it pursuant to Clause 2.1, subject to the Memorandum of Association of the Company and the New Articles;

      2.4.2 authorises the Company to place its name upon the register of members at Completion in respect of all such Shares; and

      2.4.3 requests that one share certificate for all such Shares be issued to it.

2.5   Arrangements for Completion

      Completion shall take place at the offices of KSB Law, Elan House, 5-11 Fetter Lane, London, EC4A 1QD immediately following the signing of this Agreement or at such other time and place as the parties may agree.

2.6   Obligations at Completion

      At Completion:

      2.6.1 the statutory and minute books and share certificate books of the Company will be made available for inspection by each party;

      2.6.2 an extraordinary general meeting of the Company shall be duly convened and held at which the Resolution(s) shall be passed;

      2.6.3 NewGen shall pay to the Company for immediate value in London in cleared funds the subscription monies for the Shares agreed to be subscribed and accepted by it;

      2.6.4 NewGen and the Company shall enter into the License Agreement for the Territories; and

      2.6.5 NewGen and the Company shall enter into the Short Term Loan Agreement in the agreed form.

2.7   Board Meeting

      The following business will be transacted at a meeting of the Board of Directors of the Company held at Completion:

      2.7.1 The Company will allot and issue the Shares subscribed for by NewGen referenced in Sub-Clause 2.1, shall deliver to NewGen a share certificate for the Shares to which it is entitled and shall enter NewGen in the register of members of the Company in respect of such Shares;

      2.7.2 Mr Clifford Hazel and Mr Ian Williamson shall be appointed Directors of the Company, Mr John King will be appointed Managing Director of the Company and a Director, such that the Board of Directors of the Company shall consist of Messrs. Dawson, Greystoke, Hazel, King and Williamson; Mr Williamson and Mr Hazel may be substituted with other representatives of NewGen should NewGen desire. Mr King may be substituted with a newly-hired Managing Director after a period of training and transition, subject to approval by the Shareholders.

      2.7.3 Mr Greystoke shall be appointed Secretary of the company;

      2.7.4 The registered office of the Company shall be confirmed as Elan House, 5-11 Fetter Lane, London, EC4A 1QD;

      2.7.5 NewGen shall appoint the auditors of the Company;

      2.7.6 The Company shall confirm the adoption of December 31 of each year as its accounting reference date;

      2.7.7 The Company shall adopt the Agreed Accounting Practices and
            Policies;

      2.7.8 The Company shall appoint Royal Bank of Scotland plc as its bankers in accordance with the terms of the mandate produced at the meeting;

      2.7.9 The Company shall approve and execute each of the Service
            Agreements;

      2.7.10 The Company shall approve and execute the License Agreement; and,

      2.7.11 The Company shall enter the Short term Loan Agreement.

3.    THE BUSINESS

3.1   Nature of Business

      3.1.1 The business of the Company shall comprise the exploitation of all NewGen technology in the field of fuel technology, including: (i) bio-fuels, including biodiesel and ethanol-based fuels and other "alternative" fuels, (ii) conventional fuels, (iii) fuel additives and technology and the sale and distribution of such products and
            (iv) the manufacture and distribution of biodiesel and ethanol and any alternative fuel (the "Business") in the Territories

      3.1.2 Each of the Shareholders undertakes to each of the other Shareholders to use all reasonable endeavours to promote the interests of the Company in connection with the Business.

3.2   Undertakings with regard to Conduct of Business

      3.2.1 Each of the Shareholders undertakes to each of the other
            Shareholders:

            (A) to exercise its respective rights and powers under this Agreement and as a holder of Shares to ensure, so far as it lawfully can, that the provisions of this Agreement are complied with; and

            (B) to procure, so far as it is able to do so, that any director appointed by it shall so act and vote in relation to the affairs of the Company (subject always to the fiduciary duties of such Directors to the Company) to ensure that the Business and all the affairs of the Company are carried on in a proper manner and bona fide in the best interests of the Company.

            (C) A reference to a meeting of the Board of Directors shall mean a meeting of the Board of Directors in which a quorum is present. For the purposes of all actions to be taken or approved by the Board of Directors, at least one director or officer of AG Partners and at least one director or officer of NewGen shall be necessary to constitute a quorum for the transaction of business.

      3.2.2 The Company shall comply with the requirements and standards relating to the conduct of the Business and of its affairs set out in Sub-Clause 3.2.1(B).

4.    THE TERRITORIES

4.1 The Company has the exclusive right to carry out the Business in the countries and regions set out below (the "Territories"):

      - Europe (excluding Germany)
      - Scandinavia and the Nordic Region
      - The Middle East, Pakistan and India
      - The ASEAN region (Indonesia, Malaysia, Philippines, Singapore, Thailand, Brunei Darussalam, Vietnam. Lao People's Democratic Republic, Burma/Myanmar and Cambodia)
      - Australia

      and will, by virtue of the License Agreement, receive an exclusive license to use the technology in the Territories, in return for payment of the royalties set out in the License Agreement.

4.2 If NewGen or any of the other Shareholders identifies an opportunity in the Territories, it will notify the Company of such an opportunity and the opportunity will be evaluated by the Company. If the opportunity is progressed, it will be progressed by and will take place within the ambit of the Company

4.3 The Territories can be expanded following the demonstration of attainment of performance objectives in the Territories as agreed from time-to-time by the Shareholders..

5.    GENERAL UNDERTAKINGS

5.1   Undertakings of the Company

      The Company undertakes to each of the Shareholders that:

      5.1.1 Compliance with Agreement

            It will duly and punctually perform, enforce and comply with all its rights and obligations pursuant to this Agreement, and the Memorandum of Association of the Company and the New Articles.

      5.1.2 Information

            Each of the Shareholders shall be entitled to examine the books and accounts of the Company and shall be supplied with all information, including copies of all published accounts, directors' reports and notices of meetings of the Company and all other circulars and notices issued or given to members of or those dealing with the Company relating to the Business or otherwise to the affairs and financial or other position of the Company. The Shareholders and the Company agree that, for this purpose, the Directors shall be entitled to pass any information relating to the Company, its Business or affairs to any Shareholder, and neither the Shareholder nor the Company shall raise any objection to such passing of information nor allege any breach of any duty of confidence to the Company as a result of such action.

      5.1.3 Audits and Review

            Any Shareholder may from time to time require that (at its own cost) an audit or review of the Business and any other affairs of the Company is carried out, and shall in such case be entitled to designate a person to carry out such audit or review on its behalf. Such person (which may, but need not be, the Shareholder itself, the Auditors or an adviser, consultant or contractor of the Shareholder) shall be entitled (subject to the provisions of Clause 13 ):

            (A) to visit and inspect any premises of the Company and to discuss the affairs, finances and accounts of the Company with its officers and employees; and

            (B) to inspect and request and to copy and to retain copies of any books, records or other documents relating to the Business or any other affairs of the Company and the Company shall afford such access and co-operation as may be reasonable in the circumstances to facilitate the carrying out of such audit or review.

5.1.4 Notice Requirements

From and after the date of this Agreement:

      (A) The Company shall provide written notice to the Shareholders promptly (in any event within 10 days) after it shall become aware of the occurrence of any of the following:

            (i) the commencement of any Proceeding or labor dispute by any Person against or affecting the Company or any of its Subsidiaries, which, if determined adversely to the Company or any of its Subsidiaries, might reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries;

            (ii) any default under any indebtedness of the Company or any of its Subsidiaries which entitles the lenders thereunder to accelerate the obligations of such borrower; and

            (iii) the receipt by the Company or any of its Subsidiaries, of (A)
                  any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Company, any of its Subsidiaries or any other Person of any Hazardous Material into the environment and (B) any notice alleging any violation of any Environmental, Health and Safety Law by the Company or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Company or any of its Subsidiaries to Liabilities in excess of (pound)45,000.

      (B) Upon request of the any Shareholder, the Company shall, and shall use its best efforts to cause its Subsidiaries to, provide such further information (including copies of any pleadings, notices, correspondence or such other documents) regarding the status of any of the events set forth under Sub-Clauses (i) - (iii) above, that the Shareholders deem are reasonably necessary to enable the Shareholders and their respective advisors, accountants and counsel to evaluate such matters.

5.1.5 Conduct of Business

From and after the date of this Agreement the Company shall, and shall use its best efforts to cause each of its Subsidiaries to, take all actions required to ensure that the Company and each of its Subsidiaries (i) remain duly registered and qualified to conduct business under the laws of the jurisdiction of its incorporation and to qualify and remain qualified to conduct business in each jurisdiction in which the nature of its operations requires it to be so qualified and (ii) at all times maintain its existence in full force and effect and preserve and insofar as such matters are within the control of the Company or its Subsidiaries, keep or cause to be preserved and kept, all rights material to the Business.

5.1.6 Compliance with Laws

From and after the date of this Agreement, the Company shall, and shall use its best efforts to cause each of its Subsidiaries to, take all actions required to ensure that the Company and each of its Subsidiaries:

      (A) obtain all Requisite Regulatory Approvals, Permits and authorizations necessary to conduct the Business;

      (B) conduct its operations with respect to the Business in material compliance with all Laws and restrictive covenants applicable to the Business; and

      (C) not directly or indirectly conduct the Business in, make any investment in any Person with material business operations in, or export any intellectual property provided to the Company under the License Agreement to, any country with which NewGen would be prohibited from conducting trade, business or export activities pursuant to any U.S. Law or regulation relating to export controls or trade sanctions or embargoes ("Prohibited Conduct"). NewGen shall use reasonable efforts to keep Company up-to-date on the countries affected by any such prohibition.

5.1.7 Payment of Obligations

From and after the date of this Agreement, the Company shall, and shall use its best efforts to cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged (i) all taxes imposed upon the Company or any of its Subsidiaries, or on any of its properties or assets or in respect of any of its franchises, business, income or property, before any penalty or interest accrues thereon and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may result in any lien or encumbrance upon any of the property or assets of the Company or any of its Subsidiaries, prior to the time when any penalty or fine shall be incurred with respect thereto, except in each case for so long as the Company or its Subsidiaries is contesting any such taxes claimed by appropriate means.

5.1.8 Maintenance of Property

From and after the date of this Agreement, the Company shall, and shall use its best efforts to cause each of its Subsidiaries to: (i) take all actions required to ensure that all property and assets of the Company or any of its Subsidiaries used in the Business be maintained and kept in adequate condition, repair and working order and supplied with all necessary equipment and (ii) make all necessary repairs, renewals, replacements and improvements to such property and assets as may be necessary to conduct the Business.

5.1.9 Non-competition Agreements

Promptly following the Completion, the Company shall, and shall use its best efforts to cause its Subsidiaries to, enter into non-competition, non-solicitation, nondisclosure and invention assignment agreements with all key employees of the Company or any Subsidiary.

5.1.10 Insurance

The Company shall, and shall use its best efforts to cause its Subsidiaries to, maintain insurance against hazards and liabilities, such insurance being comparable in scope and amount to other similarly situated Persons with operations similar to the Business.

5.1.11 Contributions

From and after the date of this Agreement, the Company shall, and shall use its best efforts to cause its Subsidiaries to, take all necessary action to ensure that no Person affiliated with the Company or any of its Subsidiaries (whether an employee, representative, agent or otherwise) shall make or pay any donation, contribution, honoraria, gift, or other similar payment (whether or not in cash) of any amount by or on behalf of the Company or any of its Subsidiaries to any customer, supplier, labor union or governmental entity or any Person who is employed by or otherwise represents any customer, supplier, labor union or governmental entity or any family member of such Person.

5.2   Undertakings and Agreement of the Shareholders

      5.2.1 General Undertaking

            Each Shareholder agrees to exercise its voting and any other rights attaching to the Shares and its rights pursuant to this Agreement (all such rights being together for the purposes of this Clause "Shareholder Rights") to procure, so far as it lawfully can, that the Board of Directors shall determine the general policy of the Company in the carrying on of the Business in accordance with the express provisions of this Agreement and of the New Articles.

      5.2.2 Matters requiring Approval

            The Company shall undertake none of the activities specified below without the prior approval of a majority of the Directors present at a meeting duly convened and held in accordance with this Agreement and the New Articles:

            Incurring of Commitments, Liabilities, etc

            (A) the incurring of any un-Budgeted capital expenditure by the Company in excess of (pound)25,000 in respect of any one transaction, or which exceeds by (pound)10,000 the amount for that item in the approved Budget;

            (B) the entry by the Company into any contract, liability or commitment which:

                  (i) is incapable of being terminated within 12 months without the payment of compensation on termination; or

                  (ii) could involve expenditure or the incurring of any other obligation by the Company which in any case exceeds by (pound)10,000 the amount for that item in the approved Budget; or

                  (iii) which relates to an item not included in an approved
                        Budget;

            (C) the creation or giving of any Encumbrance in respect of all or any part of the undertaking, property or assets of the Company or the acceptance by the Company of any Encumbrance for its benefit, in each case, to the extent that such creation, giving or acceptance is outside the normal course of the Business;

            (D) subject to the provisions of Clause 9, the creation by the Company of any borrowings or other indebtedness or obligation in the nature of borrowings (including, without limitation, obligations pursuant to any debenture, bond, note, loan stock or other security of the Company and obligations pursuant to finance leases) except as specifically provided for in the approved Budget for the relevant year or by way of normal trade credit;

            Acquisitions or Disposals

            (E) any actual or proposed sale or other disposition of any assets or rights of the Company or any actual or proposed acquisition of any assets or rights by the Company in excess of an aggregate amount of (pound)10,000 in any year except, in any case, current assets used in the ordinary course of business of the Company or as approved in any Budget;

            (F) any actual or proposed leasing, licensing or parting with or sharing possession or occupation of any property held or occupied or which may be acquired by the Company;

            (G) without prejudice to Sub-Clause 5.2.2(E) the acquisition, whether by transfer, subscription or otherwise of any shares or debentures in any company or corporation;

            Manner of Carrying on Business

            (H) the entry by the Company into any partnership, joint venture or other profit sharing agreement;

            (I) any material change in the organisation of the Company or the manner in which it carries on the Business;

            (J) the cessation by the Company of the Business or the carrying on of the Business on any materially reduced scale;

            (K) any advance, loan or deposit of money by the Company not in the ordinary course of the Business;

            (L) the ceasing by the Company of the use of the name NewGen Fuel Technologies Limited;

            (M) the initiation, conduct, settlement or abandoning of any claim, litigation, arbitration or other proceedings involving the Company or any admission of liability by or on behalf of the Company except in any case in relation to debt collection in the ordinary course of the Business not exceeding the sum of (pound)50,000 for any single claim or a total aggregate amount of (pound)100,000 in respect of all such claim in any financial year and including all costs and direct expenses;

            (N) the making of any material change (from the point of view of the relevant employee or category of employees) in the terms and conditions of employment (contractual or non-contractual) of any employee or category of employees or the making of any such change in the terms of employment or the variation in the scope of duties of or engagement, dismissal or termination of employment of any employee with annual remuneration in excess of (pound)50,000;

            (O) any material change in the level of remuneration paid to any of the Directors or the terms or conditions of employment of any of the Directors;

            (P) the appointment of any attorneys, agents or sub-contractors of the Company, other than in the ordinary course of the Company's business;

            (Q) the variation of any terms of any of the Company's policies of insurance or the taking out of any additional or replacement policies of insurance other than renewals of the Company's policies on substantially the same terms as those then in force;

            (R) any transaction with any person otherwise than at arms length and for full value and any transaction with a Shareholder or a Connected Person of any Shareholder; provided, that the License Agreement and the Short Term Loan Agreement, including any amendments or modifications thereto, shall not be subject to the foregoing restriction;

            (S)   any proposal for the winding-up or liquidation of the Company;

            (T) the proposal of any compromise or arrangement within the meaning of Section 425 of the Act or any arrangement pursuant to which the Company is to make a distribution of the kind described in Section 213 of the Income and Corporation Taxes Act 1988;

            (U)   The approval of any Budget.

            Accounts, Auditors

            (V)   the changing of the accounting reference date of the Company;

            (W) the making of any change to the Agreed Accounting Practices and Policies except where such change is recommended by the Auditors as a consequence of a change in generally accepted accounting practices or policies applicable to companies carrying on businesses of a similar nature to the Business or as a consequence of a change in law;

            (X)   the approval of the statutory accounts of the Company;

            (Y) the removal of the Auditors, or the appointment as auditors or joint auditors of the Company of any firm except the Auditors;

            Matters affecting Capital and Corporate Governance

            (Z) the issue of any Shares in the Company (by way of bonus, rights or otherwise) and/or the grant of any option or right to acquire or call for the issue of the same whether by conversion, subscription or otherwise;

            (AA) the redemption or purchase by the Company of any Share or the reduction in the share capital, or any uncalled or unpaid liability in respect thereof, capital redemption reserve or share premium account of the Company;

            (BB) the recommendation of or proposals for any payment of any dividend or any other distribution of the Company other than as permitted by this Agreement;

            (CC) the creation or amendment of any employee share scheme and/or the issue of any options under any such scheme;

            Pensions

            (DD) the adoption of, or participation by the Company in, any pension scheme or the amendment of any existing pension scheme of the Company or, except in compliance with the advice of actuaries appointed at a quorate meeting of the Directors to review such scheme, any variation in or cessation of the contributions made by the Company to any such scheme.

      5.2.3 Negative Pledge

            Each of the Shareholders undertakes to each of the other Shareholders and to the Company that it shall not create or permit to subsist any Encumbrance on or affecting any of the Shares held by it.

      5.2.4 Restriction on Disposal of Shares

            Each of the Shareholders undertakes to each of the other Shareholders and to the Company that it shall not at any time transfer or otherwise dispose of any Shares or of any interest in or option over any Shares in any case otherwise than in accordance with the New Articles and in any event shall not do so within 2 years of the date of this Agreement; provided, that: (a) an indirect transfer by NewGen as a result of a sale of substantially all of NewGen's assets or more than 35% of NewGen's voting securities (b) a transfer by NewGeen that is a Required Divestiture and (c) the pledge or other Encumbrance by NewGen of its Shares as security in connection with a bona fide commercial financing transaction shall not be within the scope of the foregoing restriction.

      5.2.5 Relationship of Agreement and New Articles

            If, during the continuance of this Agreement, there shall be any conflict between the provisions of this Agreement and of the New Articles, then as between the Shareholders, during such period, the provisions of this Agreement shall prevail.

      5.2.6 No Amendment to New Articles

            Nothing contained in this Agreement shall be deemed to constitute an amendment of the New Articles or of any previous articles of association of the Company.

5.3   Undertaking of all Parties

      5.3.1 Compliance with New Articles

            Each of the parties agrees that at all times during the currency of this Agreement it shall fully and punctually perform, enforce and comply with all rights and obligations on its part under the New Articles.

      5.3.2 Effect of Undertaking

            It is agreed that it is the intention of each of the parties that the effect of the undertaking contained in Sub-Clause 5.3.1 is that each provision of the New Articles shall be enforceable by the parties inter se and in whatever capacity.

6.    BUDGETS AND ACCOUNTS

6.1   Preparation and Approval of Budgets

      6.1.1 Initial Budget

            The Budget for the period from the date of this Agreement through 31 December 2005 is set out in Schedule 2.

      6.1.2 Subsequent Budgets

            Not earlier than 90 nor later than 30 Business Days before the commencement of each financial year, the Company shall produce to each of the Shareholders a draft Budget for that financial year, complying with the principles set out in Sub-Clause 6.5.

6.2   Consultation Between Parties

      6.2.1 Further Information

            Within 10 Business Days following receipt by the Shareholders of each draft Budget pursuant to Sub-Clause 6.1, any Shareholder shall be entitled to request such further information as may reasonably be necessary in order for such Shareholder to reach an informed view as to the content, reasonableness and prudence of the draft Budget. Any such request shall be made in writing and be copied to each party. The Company shall, insofar as it is able to do so, comply with any such request within 5 Business Days after its receipt and shall copy its response to each party.

      6.2.2 Consultation

            Following receipt by the Shareholders of each draft Budget pursuant to Sub-Clause 6.1 and, as appropriate, any further information supplied pursuant to Sub-Clause 6.2.1, the parties shall consult upon the content of such draft Budget and shall each use all reasonable endeavours to reach agreement as to the contents of such draft Budget. In the event of failure so to agree within 30 days after the submission of the draft budget the provisions of Sub-Clause 6.4 shall apply.

6.3   Amendments to Budgets

      During the course of any financial year, the Company may from time to time request any changes to be made to the approved Budget. Any such request shall be made in writing to each of the Shareholders and, for the purposes of endeavouring to agree to any such change, the request shall be treated as if it formed part of a draft Budget, in accordance with Sub Clause 6.2, save that the timetable for endeavouring to reach agreement shall be 10 days rather than 30 days.

6.4   Disputed Budgets

      In the event of any failure to agree amongst the parties as to the form or content of any draft Budget (which expression shall, for the purposes of this Sub-Clause, include any proposed revision pursuant to Sub-Clause 6.3), then pending resolution of the dispute or failure to agree the Company shall not be entitled to carry out any activities which are the subject of dispute, except in so far as necessary in order to comply with legally binding obligations which it has previously incurred in accordance with this Agreement or insofar as the carrying out of such activities falls within the terms of any previous approved Budget.

6.5   Principles Governing Budget

      Any draft Budget produced by the Company, and any approved Budget shall, unless the parties otherwise agree:

      6.5.1 be itemised monthly and cover the immediately following financial year;

      6.5.2 contain forecasts of turnover, cost of sales, trading profit or loss for each month during the period which it covers;

      6.5.3 include all anticipated expenditure during the period under the following principal headings: e.g

            (A) cost of goods sold ("COGS"), including breakdown of fuel, additive, and royalties;

            (B)   payroll and taxes;

            (C)   marketing;

            (D)   facilities;

            (E) other operating expenses, including travel & entertainment, administrative, accounting, legal, etc.;

            (F)   lease & interest expenses;

            (G)   depreciation & amortization; and

            (H)   capital expenditure;

      6.5.4 Contain a Balance Sheet and Cashflow Statement in a manner consistent with the Agreed Accounting Practices and Policies;

      6.5.5 identify any requirements for external funding of any such activities and the proposed method of raising such funding; and

      6.5.6 be prepared, so far as is practicable, in a manner consistent with the Agreed Accounting Practices and Policies.

6.6   Monthly Information and Performance

      6.6.1 Management Information

            The Company shall prepare monthly management information which shall contain a report of the revenue and expenditure of the Company during the month, a comparison of the actual revenue and expenditure against that forecast for the corresponding period in the approved Budget, an explanation of any difference between the two in excess of per cent and of any factors or circumstances known to the Company which may lead the Company to consider that the results of the Company for forthcoming months may differ from the approved Budget by an amount in excess of 10 per cent. Such information shall be delivered to the Shareholders within 14 days after the end of the month to which it relates.

      6.6.2 Variations from agreed Budget

            If the management information produced pursuant to Sub-Clause 6.6.1 demonstrates a shortfall or forecast shortfall between any actual or forecast figure and the corresponding figure in the approved Budget, the Company shall as soon as practicable prepare a revised budget for the remainder of the then current financial year and shall propose such revised budget as a draft budget, with respect to which the provisions of this Clause 6 shall have effect.

6.7   Annual Accounts

      Without prejudice to the preceding provisions of this Clause 6, at the end of each financial year, or as soon as reasonably practicable thereafter, the Company shall procure:

      6.7.1 that an account shall be taken of all the assets and liabilities of the Company and of all dealings and transactions of the Company during such financial year;

      6.7.2 that the Directors shall prepare a report and accounts in accordance with the Act and the Agreed Accounting Practices and Policies to be audited by the Auditors within 60 days of the end of each financial year; and

      6.7.3 that such accounts shall be laid before the Company in general meeting not later than 4 months after the relevant accounting reference date.

7.    STRATEGIC CONSULTATION

      In addition to the above consultations, the Shareholders will meet once a quarter to discuss strategy for the Company.

8.    TECHNICAL SUPPORT

      NewGen agrees to provide full technical support for all Company efforts in the Territories, as required for successful execution of the Business strategies agreed on a quarterly basis.

9.    FUNDING OF THE COMPANY

9.1   Initial Funding

      The initial operating funds for the Company will be provided via a short-term loan of $US200,000, as documented by the Short Term Loan Agreement. Of this loan, US$96,590.60 has already been paid by NewGen, as shown in Schedule 2. A further US$26,819.54 of the remaining balance has been invoiced for other expenses. Newgen undertakes to pay promptly these amounts which have been invoiced from the remaining balance of the $200,000. Newgen further undertakes that it will forward the balance of the $200,000, namely US$76,589.86, to the Company's Bank account within 7 days of the date of this Agreement.

9.2   Additional Funding

      9.2.1 No Shareholder shall have any obligation to provide any additional capital to the Company. Further, it is agreed that, to the extent that further funding, whether for capital or revenue expenditure is necessary for the Company in order to develop or carry on the Business in accordance with the terms and intention of this Agreement, such funding should first be sought by the Directors on behalf of the Company from third party investors, on the best terms reasonably available to the Company. It is acknowledged by the Shareholders that such funding is likely to be provided by way of equity investment in the Company. It has been agreed in principle that new shares of the Company will be registered for such equity investment, as well as to provide incentives for partners and hiring of officers as determined to be in the best interest of the company. Issue of such equity requires the prior approval of the board of Directors of the Company.

      9.2.2 Upon successful equity capital funding of the Company, NewGen will provide an additional short term loan to match the equity capital raised, up to a maximum loan amount of (pound)500,000 on the same terms as the Short Term Loan Agreement.

      9.2.3 Unpaid salaries and expenses for Mr G Dawson and Mr A Greystoke will be deferred until such time that additional funding is acquired by the Company.

      9.2.4 The Company will not enter into any agreement for the provision of Funding to it in an amount over (pound)100,000 without the agreement of the Shareholders.

10.   ALLOCATIONS AND DISTRIBUTIONS

      10.1 Allocations of Net Profits and Net Losses from Operations. All Net Profits, Net Losses and other items of income, gain, loss, deduction and credit of the Company shall be allocated annually to the Shareholders pursuant to each Shareholder's Shareholding.

      10.2 Distributions. The Board of Directors shall determine in its reasonable judgment to what extent, if any, the Company may make Distributions in accordance with this Agreement, and shall authorize the Managing Director to make such Distributions to the Shareholders at such times and in such amounts as the Board of Directors determines.

      10.3 Limitations on Distributions. No Distribution shall be declared and paid unless, after the Distribution is made, the assets of the Company are in excess of all liabilities of the Company.

11.   PROTECTION OF THE BUSINESS

11.1  Definitions

      In this Clause:

      11.1.1 "competing business" means any business that is primarily engaged in the business of selling fuel additives to sellers of conventional or alternative fuels or selling conventional or alternative fuels, which may or may not contain fuel additives, blends with conventional fuels, in either case, that provide benefits similar to the benefits provided with the technology being licensed by the Company from NewGen;

      11.1.2 "restricted goods or services" means goods or services of the same type as or substantially similar to any goods or services supplied by the Company or any of its Subsidiaries in carrying on any material aspect of the Business;

      11.1.3 "Restricted Parties" means Messrs. Greystoke, Dawson, King, Williamson, and Hazel, and any other current or future key employee or Director of the Company or any Subsidiary. (To the extent that any such persons are not parties to this Agreement, the Company will procure that such persons enter separate deeds to give effect to these obligations);

      11.1.4 references to acting directly or indirectly include (without prejudice to the generality of that expression) references to acting alone or jointly with or by means of any other person.

11.2  Restrictions

      Each of the Restricted Parties, and solely with respect to Sub-Clause 8.2.2(b), each Shareholder covenants with each of the other parties that:

      11.2.1 until the expiration of 2 years from the date of termination of this Agreement (the "Termination Date"), he shall not directly or indirectly carry on or be engaged or interested in a competing business other than NewGen, or one of its Subsidiaries, save that he may hold for investment up to five per cent of any class of securities of any competing business quoted or dealt in on the London Stock Exchange or the AIM market in the United Kingdom;

      11.2.2 until the expiration of 2 years from the Termination Date, he shall not directly or indirectly:

            (A) solicit, canvass or approach or endeavour to solicit, canvass or approach on behalf of a competing business any person for the purpose of offering to that person restricted goods or services or supply on behalf of a competing business other than NewGen, or one of its Subsidiaries:

                  (i) who, to his knowledge, was provided with goods or services or licence rights by the Company in the course of the carrying on of the Business at any time during the 2 years up to and including the Termination Date; or

                  (ii) who, to his knowledge, was negotiating with the Company for the supply of goods or services or exploitation rights in the course of the carrying on of the Business at any time during the 12 months up to and including the Termination Date;

            (B) solicit or entice away or endeavour to solicit or entice away from the Company on behalf of a competing business other than NewGen, or one of its Subsidiaries, any person who is then employed by the Company, or who was employed by the Company at any time during the twelve (12) months immediately preceding the Termination Date, in each case in an executive, senior technical, or senior sales capacity with a view to inducing that person to leave such employment and to act for a competing business in the same or a similar capacity..

11.3  Restrictions Separate

      Each of the restrictions set out in Sub-Clauses 11.2.1 and 11.2.2 are separate and severable and in the event of any such restriction being determined as unenforceable in whole or in part for any reason, such unenforceability shall not affect the enforceability of the remaining restrictions or (in the case of restrictions unenforceable in part) the remainder of that restriction. The duration, scope and geographic area for which the provisions set forth in this Agreement are to be effective are reasonable. If any court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable by reason of such provision extending the covenants and Agreements contained herein for too great a period of time or over too great a geographical area, or by reason of its being too extensive in any other respect, such agreement or covenant shall be interpreted to extend only over the maximum period of time and geographical area, and to the maximum extent in all other respects, as to which it is valid and enforceable, all as determined by such court in such action. Any determination that any provision of this Agreement is invalid or unenforceable, in whole or in part, shall have no effect on the validity or enforceability of any remaining provision of this Agreement.

11.4  Company Obligation

      The Company shall use all reasonable efforts to ensure that all future directors and key employees of the Business (whether through the Company or any of its Subsidiaries) enter into substantially identical restrictions as are set forth in this Clause 10.

12.   REPRESENTATIONS AND WARRANTIES

      Each party to this Agreement represents and warrants to each of the other parties that:

12.1 It has the power or capacity to enter into and to exercise its rights and to perform its obligations under this Agreement;

12.2 It has taken all necessary action to authorise the execution of and the performance of its obligations under this Agreement;

12.3 the obligations expressed to be assumed by it under this Agreement are legal, valid, binding and enforceable;

12.4 neither its execution nor performance of this Agreement will contravene any provision of:

      12.4.1 any existing law, treaty or regulation; or

      12.4.2 any obligation (contractual or otherwise) which is binding upon it, or upon any of its assets;

12.5 all consents, licences, approvals or authorisations of, exemptions by or registrations with or declarations by, any governmental or other authority required by it with respect to this Agreement have been obtained or made, are valid and subsisting and will not be contravened by the execution or performance of this Agreement; and

12.6 (in the case of each of the Shareholders) the Shares to be transferred to and/or subscribed for by it will not, upon or after such transfer and/or subscription, become subject to any Encumbrance.

13.   DEFAULT

13.1  Events of Default

      It shall be an event of default (an "Event of Default") if:

      13.1.1 any party does not pay any amount payable by it under this Agreement and such amount remains unpaid after the expiry of 20 Business Days following the giving by any of the other parties to such party of a notice requiring such payment to be made;

      13.1.2 an order is made by a court of competent jurisdiction, or a resolution is passed, for the dissolution or administration of that party (otherwise than in the course of a reorganisation or restructuring previously approved in writing by the other parties); or

      13.1.3 any step is taken (and not withdrawn within 30 days) to appoint a manager, receiver, administrative receiver, administrator, trustee or other similar officer in respect of any assets which include either (i) (in the case of a Shareholder) the Shares held by that Shareholder or (ii) (in the case of each of the parties) shares or other securities in that party; or

      13.1.4 any party convenes a meeting of its creditors or makes or proposes any arrangement or composition with, or any assignment for the benefit of, its creditors; or

      13.1.5 any party commits a material breach of this Agreement and (if capable of remedy) fails to remedy the same (or establish plans to remedy the same in a manner satisfactory to the non-defaulting parties) within 30 days of notice to do so being given by any other party (and in which such other party expresses its intention to exercise its rights under this clause).

13.2  Consequences of an Event of Default

      If an Event of Default occurs in relation to a Shareholder (a "Defaulting Shareholder") then, without prejudice to the Defaulting Shareholder's obligations under this Agreement and to any other rights or remedies available to any of the parties with respect to the Defaulting Shareholder, any of the other Shareholders shall be entitled by notice in writing to the Defaulting Shareholder (copied to the other parties) at any time whilst such Event of Default subsists to require:

      13.2.1 that the Defaulting Shareholder shall not exercise its right to attend and vote at general meetings of the Company; and/or

      13.2.2 that any director appointed by the Defaulting Shareholder shall be suspended.

14.   TERMINATION

14.1  Termination

      This Agreement shall, notwithstanding Completion, remain in full force and effect as between all the parties until the earlier of:

      14.1.1 the dissolution of the Company; or

      14.1.2 the agreement of all the parties that it be terminated.

14.2  Consequences of Termination

      Termination of this Agreement (pursuant to Sub-Clause 14.1) shall be without prejudice to any accrued rights or obligations of the parties up to the date of termination and the provisions of Clauses 1, 11, 12, 16, 17 and 18 shall remain in full force and effect notwithstanding termination.

15.   COSTS AND EXPENSES

15.1 Each party shall bear its own costs and expenses, including the fees and expenses of its legal and other advisers and VAT or any similar tax thereon, incurred in connection with the establishment of the joint venture pursuant to this Agreement including:

      15.1.1 the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement or ancillary or incidental to it; and

      15.1.2 the negotiation, preparation, printing and execution of all supplements, waivers and variations of this Agreement or any other such documents as are referred to in Sub-Clause 15.1.1.

16.   CONFIDENTIALITY AND ANNOUNCEMENTS

16.1  General Restrictions

      Subject to the exceptions provided in Sub-Clause 16.2, none of the parties shall, at any time, whether before or after the expiry or sooner termination of this Agreement, without the written consent of the other parties, divulge or permit its officers, employees, agents, advisers or contractors to divulge to any person (other than to any respective officers or employees of a party or a person to whom, in each case, disclosure of information is permitted by this Agreement and who require the same to enable them properly to carry out their duties) or use, other than for the purpose of performing its obligations under this Agreement or to further the business:

      16.1.1 any of the contents of this Agreement;

      16.1.2 any information which it may have or acquire (whether before or after the date of this Agreement) relating to the Business and/or any customers of or suppliers to the Business, or otherwise to the business, assets or affairs of the Company save in each case for its own proprietary or confidential information or trade secrets;

      16.1.3 any information which, in consequence of the negotiations relating to this Agreement or of a party being involved in the Business or the Company in any manner whatsoever (including as a Shareholder and as an appointor of a director) or performing or exercising its rights and obligations under this Agreement, any party may have acquired (whether before or after the date of this Agreement) with respect to the customers, business, assets or affairs of any other party.

16.2  Exceptions

      The restrictions imposed by Sub-Clause 16.1 shall not apply to the disclosure of any information by a party (the "disclosing party"):

      16.2.1 which now or hereafter comes into the public domain otherwise than as a result of a breach of such undertaking of confidentiality;

      16.2.2 which is required by law to be disclosed to any person who is authorised by law to receive the same;

      16.2.3 which is required to be disclosed by the regulations of any recognised exchange upon which the share capital of the disclosing party is or is proposed to be from time to time listed or dealt in;

      16.2.4 to a court, arbitrator or administrative tribunal in the course of proceedings before it to which the disclosing party is a party in a case where such disclosure is required by such proceedings;

      16.2.5 to any professional advisers to the disclosing party who are bound to the disclosing party by a duty of confidence which applies to any information disclosed;

      16.2.6 to the other parties to this Agreement;

      16.2.7 pursuant to the terms of this Agreement; or

      15.2.8 to potential lenders to or investors in a disclosing party in connection with a bona fide financing transaction or to a Person that would be a Permitted Assignee.

17.   MISCELLANEOUS PROVISIONS

17.1  No Partnership

      Nothing in this Agreement or in any document referred to in it shall constitute any of the parties a partner of any other, nor shall the execution, completion and implementation of this Agreement confer on any party any power to bind or impose any obligations to any third parties on any other party or to pledge the credit of any other party.

17.2  Assignment

      None of the parties may assign any of their respective rights or obligations under this Agreement nor any of the documents referred to in this Agreement in whole or in part (otherwise than pursuant to a transfer of Shares in accordance in all respects with the provisions and requirements of this Agreement and of the New Articles) save that either party shall be entitled to assign its rights and obligations under this Agreement to: (i) any Connected Person, (ii) any lender in connection with a bona fide loan transaction or (iii) any third party who shall be an indirect transferee resulting from an indirect transfer by the party as a result of a sale of substantially all of its assets or more than 35% of its voting securities (a "Permitted Assignee").

17.3  Waiver

      No delay by or omission of any party in exercising any right, power, privilege or remedy under this Agreement shall operate to impair such right, power, privilege or remedy or be construed as a waiver thereof. Any single or partial exercise of any such right, power, privilege or remedy shall not preclude any other or future exercise thereof or the exercise of any other right, power, privilege or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

17.4  Entire Agreement

      17.4.1 This Agreement, together with the documents in the agreed form, represents the entire understanding, and constitutes the whole agreement, in relation to its subject matter and supersedes any previous agreement between the parties with respect thereto and, without prejudice to the generality of the foregoing, excludes any warranty, condition or other undertaking implied at law or by custom.

      17.4.2 Each party confirms that, except as provided in this Agreement, no party has relied on any representation or warranty or undertaking which is not contained in this Agreement, or in the documents in the agreed form and, without prejudice to any liability for fraudulent misrepresentation, no party shall be under any liability or shall have any remedy in respect of misrepresentation or untrue statement unless and to the extent that a claim lies under this Agreement.

17.5  Notices

      17.5.1 Any notice or other communication to be given by one party to another under, or in connection with the matters contemplated by this Agreement shall be addressed to the recipient and sent to the address or facsimile number of such other party given in this Agreement for the purpose and marked for the attention of the person so given or such other address or facsimile number and/or marked for such other attention as such other party may from time to time specify by notice given in accordance with this clause to the party giving the relevant notice or communication to it. In the case of each Shareholder, the relevant details as at the date of this Agreement are set out in Schedule 1. In the case of the Company, such details are:

            Address: Elan House, 5-11 Fetter Lane, London EC4A 1QD, England Facsimile Number: +44-(0)-207-822-7600
            For the attention of: Geoffrey Dawson

      17.5.2 In the case of NewGen, such details are:

            Address: 6000 Fairview Rd, Charlotte, NC, 28210
            Facsimile Number: +1 704 552 3591
            For the attention of: Scott Deininger

         17.5.3 In the case of AG Partners, such details are:

               Address: Elan House, 5-11 Fetter Lane, London EC4A 1QD, England Fax number: +44-(0)-207-822-7600
               For the attention of: Alexander Greystoke

         17.5.4 Any notice or other communication to be given by any party to any other party under, or in connection with the matters contemplated by this Agreement shall be in writing and shall be given by letter delivered by hand or sent by first class prepaid post (airmail if overseas) or facsimile, and shall be deemed to have been received:

            (A)   in the case of delivery by hand, when delivered; or

            (B) in the case of airmail post, at the expiration of 48 hours following the posting; or

            (C) in the case of facsimile or electronic data transmission, at the time of sending (but the sender is under a duty to seek confirmation of receipt).

      17.5.5 Any notice or other communication not received on a Business Day or received after 17:00 hours local time on any Business Day in the place of receipt shall be deemed to be received on the next following Business Day.

17.6  Counterparts

      This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

17.7  Variations

      No variation to this Agreement shall be effective unless made in writing and signed by or on behalf of the parties.

17.8  Standstill Agreement

      No Shareholder shall directly or indirectly engage in any transaction pursuant to which such Shareholder buys or sells (including short sales) shares of NewGen or any affiliate of NewGen that are listed or quoted on any U.S. or non-U.S. public securities or options exchange, except for the following: (i) any sales of shares or option transactions from shares or options received or originally purchased directly from NewGen by the Shareholder in amounts not to exceed US $250,000 annually or (ii) regular sales made pursuant to a plan of disposition under Rule 10b-5-1 promulgated under the Securities and Exchange Act of 1934, as amended.

18.   GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

18.1 This Agreement shall be governed by, and construed in accordance with, English law.

18.2 The Courts of England shall have exclusive jurisdiction in relation to any claim, dispute or difference concerning this Agreement and any matter arising therefrom.

IN WITNESS whereof the parties have executed this Agreement on the day and year first hereinbefore mentioned.


AG Partners Limited

By:      _________________________

Name:    _________________________

Title:   _________________________

Date:    _________________________


NewGen Technologies Incorporated

By:      _________________________

Name:    _________________________

Title:   _________________________

Date:    _________________________


NewGen Fuel Technologies Limited

By:      _________________________

Name:    _________________________

Title:   _________________________

Date:    _________________________